Contact:	Damon Elder delder@ahinvestors.com (714) 356-1460

Griffin-American Healthcare REIT II Completes Successful Transition
Griffin Capital Securities serves as new dealer manager

NEWPORT BEACH, Calif. (Jan. 9, 2012) – Griffin-American Healthcare REIT II (formerly known as Grubb & Ellis Healthcare REIT II) announced today that it has successfully completed the transition of its advisory and dealer manager agreements from Grubb & Ellis Company and its affiliates to co-sponsorship by American Healthcare Investors and Griffin Capital Corporation. The U.S. Securities and Exchange Commission declared the REIT’s post-effective amendment to its registration statement, which includes a new prospectus, effective on Jan. 6, 2012.

Griffin Capital Securities, which received a “no objections” letter from the Financial Industry Regulatory Authority (FINRA) on Dec. 30, 2011, has assumed its responsibilities as the new dealer manager for the REIT’s uninterrupted public offering.

“We are very excited to serve as co-sponsor and dealer manager for Griffin-American Healthcare REIT II,” stated Kevin Shields, chief executive officer of Griffin Capital Securities and Griffin Capital Corporation. “The institutional mindset and investor-first philosophy we share with American Healthcare Investors and the REIT’s board of directors makes this an ideal partnership that I am confident will drive the performance of the REIT to even greater heights.”

The REIT’s executive management team, led since its inception by chairman and chief executive officer Jeff Hanson and president and chief operating officer Danny Prosky, remains unchanged, as does its board of directors.

“We are genuinely humbled by the broad-based and resounding support we’ve received from our stockholders, independent broker-dealer partners and their registered representatives through a necessary transition,” said Hanson. “Griffin-American Healthcare REIT II remains the REIT they know, managed by the people they trust, delivering the performance they expect and deserve.”

Prosky added, “With the successful conclusion of our transition, we are completely focused on the expansion of our portfolio of clinical healthcare real estate and positioning the company for a successful liquidity event for our stockholders in the future.”

On Nov. 7, 2011, Los Angeles-based Griffin Capital Corporation was selected, along with American Healthcare Investors, to serve as co-sponsor of Grubb & Ellis Healthcare REIT II by the independent members of its board of directors. Griffin Capital Securities was selected to serve as the dealer manager of the REIT’s offering. As a result, on Jan. 3, 2012, the REIT was renamed Griffin-American Healthcare REIT II.

To date, the REIT has made geographically diverse acquisitions comprised of 56 buildings valued at approximately $438.7 million, based on aggregate purchase price, with another $270 million of property acquisitions under contract. Once the pending acquisitions are completed, most of which are expected to close this month, the portfolio will total 73 buildings valued at nearly $710 million, based on purchase price, representing 266 percent growth in the portfolio since the beginning of 2011.

As of Sept. 30, 2011, the company’s property portfolio was 97 percent leased with a weighted average remaining lease term of approximately ten years and leverage of 25.6 percent.

Griffin-American Healthcare REIT II has sold approximately 47,385,380 shares of its common stock, excluding the shares issued under its distribution reinvestment plan, for approximately $472,855,000 through its initial public offering, as of Dec. 23, 2011.

About Griffin-American Healthcare REIT II, Inc. (formerly known as Grubb & Ellis Healthcare REIT II)

Griffin-American Healthcare REIT II, Inc. is a real estate investment trust that seeks to preserve, protect and return investors’ capital contributions, pay regular cash distributions, and realize growth in the value of its investments upon the ultimate sale of such investments. Griffin-American Healthcare REIT II currently holds in excess of $438 million in assets, based on purchase price, and is seeking to raise up to approximately $3.0 billion in equity and to acquire a diversified portfolio of real estate assets, focusing primarily on medical office buildings, skilled nursing facilities, hospitals, and assisted living facilities. For more information regarding Griffin-American Healthcare REIT II, please visit www.HealthcareREIT2.com.

About American Healthcare Investors, LLC

American Healthcare Investors, LLC is an investment management firm that specializes in the acquisition and management of healthcare-related real estate, including medical office buildings, skilled nursing facilities, assisted living facilities and hospitals. The company was founded by nationally recognized real estate investment executives Jeff Hanson, Danny Prosky and Mathieu Streiff, who have completed in excess of $15 billion in aggregate acquisition and disposition transactions during their careers, approximately $5.5 billion of which has been healthcare-related real estate transactions. Approximately $8.0 billion of the $15 billion was completed as a team while they led Grubb & Ellis’ national investment management subsidiary for more than half a decade. American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin Capital Corporation

Los Angeles-based Griffin Capital Corporation has a sixteen-year track record sponsoring real estate investment vehicles and managing institutional and retail equity capital. Led by senior executives, each with more than two decades of real estate experience who have collectively closed more than 400 transactions representing over $14.0 billion in transaction value, Griffin Capital has acquired or constructed over 11 million square feet since 1996, and currently manages a portfolio of more than 8.5 million square feet located in 13 states, representing approximately $1 billion in asset value. Griffin Capital is the co-sponsor of Griffin-American Healthcare REIT II and the sponsor of the Griffin Capital Net Lease REIT, publicly registered, non-traded real estate investment trusts. Griffin Capital Securities, Inc. serves as dealer manager of the offerings of both REITs, shares of which are distributed through leading independent broker-dealers. For more information regarding Griffin Capital, please visit www.GriffinCapital.com.

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This press release contains certain forward-looking statements with respect to the company’s operational and financial performance, its ability to maintain its position as one of the top non-traded REITs in the nation and its ability to expand its portfolio of clinical healthcare real estate or position itself for a successful liquidity event in the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; the uncertainties relating to the implementation of our real estate investment strategy; the successful transition of advisory and dealer manager services and the ability of our new co-sponsors to raise significant capital on our behalf and to successfully deploy it; the uncertainties regarding certain closing conditions and financings for our properties currently under contract; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF A PROSPECTUS.

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